EXHIBIT 99.1

P R E S S   R E L E A S E

Press Release #03001

FOR IMMEDIATE RELEASE

Ray Link VP Finance & Admin., CFO TriQuint Semiconductor Inc. Tel: (503) 615-9435 Fax: (503) 615-8904 rlink@tqs.com	Heidi Flannery Investor Relations Counsel Fi.Comm Tel: (503) 203-8808 Fax: (503) 203-6833 heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. COMPLETES ACQUISITION OF
OPTOELECTRONICS BUSINESS FROM AGERE SYSTEMS

HILLSBORO, Ore., January 2, 2003. — TriQuint Semiconductor, Inc. (NASDAQ: TQNT) today announced that it completed the acquisition of a substantial portion of the Agere Systems optoelectronics business for $40 million in cash.  The transaction includes the products, technology and some facilities related to Agere’s optoelectronics business, which includes active and passive components, amplifiers, transceivers, transponders and MEMS.  The transaction does not include Agere’s business providing optoelectronics components for CATV systems based in California.

For Agere’s fiscal year ended September 30, 2002, the business TriQuint acquired had revenue of approximately $198 million.  Agere announced in August 2002 it was seeking a buyer for all or parts of this business, and exiting the optoelectronics business as part of its corporate restructuring.  TriQuint estimates this business will have revenue somewhere between $50 million and $75 million for calendar year 2003 and is projecting that it will be accretive to earnings by the fourth quarter of 2003.

As part of the transaction, approximately 340 Agere employees will join TriQuint including approximately 215 in Pennsylvania and approximately 125 in Matamoros, Mexico.

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Commenting on the transaction, Ralph G. Quinsey, President and CEO of TriQuint stated, “I am extremely excited about the acquisition of this business. TriQuint has been involved in the design and production of integrated circuits for optical networks for many years. Combining TriQuint with the Agere optoelectronics business makes us one of the world’s leading suppliers of optical modules and components. The consolidation of the operations and the restructured workforce will greatly reduce our costs compared to Agere’s previous experience and puts us in a position for growth and profitability as the market recovers.”

Through a transitional manufacturing agreement, Agere will supply components for TriQuint for a short period following the transaction closing to ensure seamless service to customers.  The majority of these components will be manufactured in Agere’s Breinigsville, Pa., facility which TriQuint will acquire following the transition period.  TriQuint will also operate the back-end assembly and test operations at a leased facility in Matamoros, Mexico.

About TriQuint Semiconductor

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance components for communications applications. The company strives for diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense with a specific focus on RF, analog and mixed signal applications. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, a production plant in Costa Rica, and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are certified to the ISO9001 international quality standard.  Visit the TriQuint web site at http://www.tqs.com.

TriQuint’s Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of the Company’s projected revenue, operating results, impact on projected net income, and other factors relating to the acquisition of the Agere optoelectronic business involve risks and uncertainties. A number of factors affect TriQuint’s operating results and could cause the Company’s actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including the demand for semiconductors for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and performance of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including the Company’s performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “believes,” “expects,” “plans,” “projects,” “intends,” “estimates,” “anticipates,” or similar terms are considered to contain uncertainty and are forward-looking statements. A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. We do not assume the obligation to update any forward-looking statements.

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